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                                                             Exhibit 23.2


                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Current Report on Form 8-K/A of Pacificare Health System, Inc. of our report dated September 4, 1996, relating to the financial statements of FHP International Corporation appearing in the Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1996.

                                              DELOITTE & TOUCHE LLP

Costa Mesa, California
April 11, 1997